EXHIBIT 21.1


                            SILVERSTAR HOLDINGS, LTD.
                             PRINCIPAL SUBSIDIARIES

                               AS OF JUNE 30, 2002


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             Name                            State of Incorporation           Conducts Business Under
First South Africa Holdings (PTY), Ltd.            South Africa                         Same
First South Africa Management Corp.                  Delaware                    Silverstar Holdings
Fantasy Sports, Inc.                                 Delaware                           Same
Student Sports, Inc.                                 Delaware                           Same

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